                                                                           Sub-Item 77O

Rule 10f-3 Transactions

Dreyfus Investment Grade Funds, Inc.

-Dreyfus Intermediate Term Income Fund

On September 10, 2013, Dreyfus Intermediate Term Income Fund, a series of Dreyfus Investment Grade Funds, Inc. (the "Fund"), purchased 6,240 5.500% Subordinated Notes due 2025  issued by Citigroup Inc. (CUSIP No. 172967HB0) (the "Subordinated Notes") at a purchase price of $100.000  per Subordinated Note including an underwriting discount of $0.450  per Subordinated Note.  The Subordinated Notes were purchased from U.S. Bancorp Investments, Inc., a member of the underwriting syndicate of which BNY Mellon Capital Markets, LLC, an affiliate of the Fund's investment adviser, was also a member.  BNY Mellon Capital Markets, LLC received no benefit in connection with the transaction.  The following is a list of the syndicate's members:

BNY Mellon Capital Markets, LLC

Lloyds Securities Inc.

Mitsubishi UFJ Securities (USA), Inc.

RBC Capital Markets, LLC

Credit Agricole Securities (USA) Inc.

Mizuho Securities USA Inc.

U.S. Bancorp Investments, Inc.
ANZ Securities, Inc.

Scotia Capital (USA) Inc.

SG Americas Securities, LLC

TD Securities (USA) LLC

ABN AMRO Securities (USA) LLC

Banca IMI S.p.A.

BBVA Securities Inc.

BMO Capital Markets Corp.

Capital One Securities, Inc.

CIBC World Markets Corp.

Commerz Markets LLC

Fifth Third Securities, Inc.

ING Financial Markets LLC

Macquarie Capital (USA) Inc.

nabSecurities, LLC

National Bank of Canada Financial Inc.

Natixis Securities Americas LLC

Nomura Securities International, Inc.

PNC Capital Markets LLC

Santander Investment Securities Inc.

SMBC Nikko Securities America, Inc.

SunTrust Robinson Humphrey, Inc.

UniCredit Capital Markets LLC

Apto Partners, LLC

Banco BTG Pactual S.A. – Cayman Branch

Blaylock Robert Van, LLC

Cabrera Capital Markets, LLC

C.L. King & Associates, Inc.

Accompanying this statement are materials presented to the Board of Directors for the Fund, which ratified the purchase in compliance with the Fund's Rule 10f-3 Procedures at a Board meeting held on November 14, 2013. These materials include additional information about the terms of the transaction.

PRE-PURCHASE APPROVAL FORM PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE (Used for compliance with Rule 10f-3 and/or Rule 23B)

1. Account/Fund Name: **Dreyfus Intermediate Term Income Fund**
2. Anticipated Purchase Date: **09/10/13**
3. Total Net Assets of Account/Fund: **$1,102,466,911.42**
4. Type and Description of Security to be Purchased: **Citigroup Inc. 5.50%, 09/13/25**
5. Credit Rating of Security (Rating/Rating Agency **BBB- S&P / Baa2 Moody's**
6. Name of Underwriting Syndicate Dealer Effecting Transaction: **U.S. Bancorp**
7. Name of Affiliated Underwriter in Underwriting Syndicate: **BNY Mellon Capital Markets, LLC**
8. Issue Size: **1,420,000,000**
9. CUSIP: **172967HB0**
10. Amount Purchased by Account/Fund: **6,240 Units**
11. Percentage of Principal Amount of Offering Purchased by Account/Fund: **.44%**
12. Amount Purchased as a Percentage of Account/Fund Assets: **0.57%**
13. Purchase Price of Securities (if at par, so state): **100**
14. Commission/Spread Received by Principal Underwriters: **.875%**
15. Yield (as applicable): **5.50%**
16. Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase **5.50%**
17. The Affiliated Purchase Must be Reported to the appropriate Board of Directors as described in this policy

Mutual Fund Purchases Only *(See Fund Rule 10f-3 procedures for more information):*
1. Was Price paid for all block purchases the same for all participants? (Must be Yes): **Yes**
2. Was Security Purchased on Offer Date? (Must be Yes): **Yes**
3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): **Yes**
4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): **Yes**
5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): **No**
6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes): **Yes**
7. *Municipal Securities Only:* Is security spread sufficiently liquid that it can be sold at carrying price within a reasonably short time? (Must be Yes): **N/A**
8. *Municipal Securities Only:* Is security subject to no greater than moderate credit risk? (Must be Yes): **N/A**

REPRESENTATIONS (Check box to make specific affirmation of all points listed below OR Trade Can Not Be Made) : [X]

- This transaction complies with all applicable provisions of the *Policy For Purchases Of Debt & Equity Securities Underwritten By An Affiliate*
- **This purchase will not be designated as a "group sale" (i.e, affiliated underwriter does not receive commissions from the unaffiliated broker/dealer) or otherwise allocated to the affiliated underwriter's account and the purchase of these securities will not benefit a direct or indirect affiliate entity of BNY Mellon.**
- The decision to enter into this transaction is based solely on the best interests of the account/fund and not upon the interests of any BNY Mellon affiliate or any other party, including, without limitation, another party to the transaction.
- The securities will be purchased prior to the end of the first day on which any sales are made, at a price that will not be more than the price paid by each other purchaser of the securities in that offering or any concurrent offering of the securities. If the securities are offered for subscription upon exercise of rights, the securities will be purchased on or before the fourth day preceding the day on which the rights offering terminated.
- If the account is a mutual fund, the adviser has determined that the securities purchased are in accordance with Rule 10f-3 policies and procedures in which the applicable fund is permitted to invest in its prospectus. **Per Rule 10f-3, mutual fund purchases of fixed income and equity securities, aggregated with purchases by any other investment company advised by the investment company's investment advisor, and any purchases by another account with respect to which the investment adviser has investment discretion, are limited to 25% of the offering.**

LOB Asset Management Unit (Print): Standish Mellon Asset Management

LOB Portfolio Manager Name (Print) David Leduc Signature [signature] Date 10/14/13

LOB CIO/COO Name (Print) David Horsfall Signature [signature] Date 10/17/13

Chief Compliance Officer Name (Print) Julia Braithwaite Signature [signature] Date 10/16/13

Notes:
If the transaction pertains to an advised or sub-advised mutual fund, this for must be submitted to the applicable mutual fund CCO
If transaction pertains to an account governed by ERISA, please complete the appropriate ERISA checklist as stated in the Policy for Purchases of Debt & Equity Securities Underwritten by an Affiliate.

- **Exhibit C, ERISA checklist per DOL PTE 75-1**
- **Exhibit D, ERISA checklist per DOL PTE 2009-13 Parts I and II**

This form and ERISA checklists, if applicable, must be completed and submitted to the appropriate Compliance Manager:

- Mary Lomasney for transactions generated by employees of investment subsidiaries for dual-officer managed bank commingled funds
- Katherine Cain for transactions generated by the Wealth Management Sector

Last update: 6/30/10

                                                                           Sub-Item 77O

Rule 10f-3 Transactions

Dreyfus Investment Grade Funds, Inc.

-Dreyfus Intermediate Term Income Fund

On September 12, 2013, Dreyfus Intermediate Term Income Fund, a series of Dreyfus Investment Grade Funds, Inc. (the "Fund"), purchased 7,135 4.850% Senior Notes due 2023  issued by Reynolds American Inc. (CUSIP No. 761713AY2) (the "Senior Notes") at a purchase price of $99.922  per Senior Note including an underwriting discount of $0.650  per Senior Note.  The Senior Notes were purchased from Goldman, Sachs & Co., a member of the underwriting syndicate of which BNY Mellon Capital Markets, LLC, an affiliate of the Fund's investment adviser, was also a member.  BNY Mellon Capital Markets, LLC received no benefit in connection with the transaction.  The following is a list of the syndicate's members:

BNY Mellon Capital Markets, LLC

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Goldman, Sachs & Co.
J.P. Morgan Securities LLC

Scotia Capital (USA) Inc.

PNC Capital Markets LLC

RBC Capital Markets, LLC

Fifth Third Securities, Inc.

Mizuho Securities USA Inc.

The Williams Capital Group, L.P.

Wells Fargo Securities, LLC

Accompanying this statement are materials presented to the Board of Directors for the Fund, which ratified the purchase in compliance with the Fund's Rule 10f-3 Procedures at a Board meeting held on November 14, 2013. These materials include additional information about the terms of the transaction.

PRE-PURCHASE APPROVAL FORM PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE (Used for compliance with Rule 10f-3 and/or Rule 23B)

1. Account/Fund Name: **Dreyfus Intermediate Term Income**
2. Anticipated Purchase Date: **09/12/13**
3. Total Net Assets of Account/Fund: **$1,105,109,751.13**
4. Type and Description of Security to be Purchased: **Reynolds American Inc., 4.85%, 09/15/23**
5. Credit Rating of Security (Rating/Rating Agency **BBB- S&P / Baa2 Moody's**
6. Name of Underwriting Syndicate Dealer Effecting Transaction: **Goldman Sachs**
7. Name of Affiliated Underwriter in Underwriting Syndicate: **BNY Mellon Capital Markets, LLC**
8. Issue Size: **550,000,000**
9. CUSIP: **761713AY2**
10. Amount Purchased by Account/Fund: **7,135 Units**
11. Percentage of Principal Amount of Offering Purchased by Account/Fund: **1.30%**
12. Amount Purchased as a Percentage of Account/Fund Assets: **0.65%**
13. Purchase Price of Securities (if at par, so state): **99.922**
14. Commission/Spread Received by Principal Underwriters: **.875%**
15. Yield (as applicable): **4.854%**
16. Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase **4.854%**
17. The Affiliated Purchase Must be Reported to the appropriate Board of Directors as described in this policy

Mutual Fund Purchases Only *(See Fund Rule 10f-3 procedures for more information):*
1. Was Price paid for all block purchases the same for all participants? (Must be Yes): **Yes**
2. Was Security Purchased on Offer Date? (Must be Yes): **Yes**
3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): **Yes**
4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): **Yes**
5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): **No**
6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes): **Yes**
7. *Municipal Securities Only:* Is security spread sufficiently liquid that it can be sold at carrying price within a reasonably short time? (Must be Yes): **N/A**
8. *Municipal Securities Only:* Is security subject to no greater than moderate credit risk? (Must be Yes): **N/A**

REPRESENTATIONS (Check box to make specific affirmation of all points listed below OR Trade Can Not Be Made) : [X]

- This transaction complies with all applicable provisions of the *Policy For Purchases Of Debt & Equity Securities Underwritten By An Affiliate*
- **This purchase will not be designated as a "group sale" (i.e, affiliated underwriter does not receive commissions from the unaffiliated broker/dealer) or otherwise allocated to the affiliated underwriter's account and the purchase of these securities will not benefit a direct or indirect affiliate entity of BNY Mellon.**
- The decision to enter into this transaction is based solely on the best interests of the account/fund and not upon the interests of any BNY Mellon affiliate or any other party, including, without limitation, another party to the transaction.
- The securities will be purchased prior to the end of the first day on which any sales are made, at a price that will not be more than the price paid by each other purchaser of the securities in that offering or any concurrent offering of the securities. If the securities are offered for subscription upon exercise of rights, the securities will be purchased on or before the fourth day preceding the day on which the rights offering terminated.
- If the account is a mutual fund, the adviser has determined that the securities purchased are in accordance with Rule 10f-3 policies and procedures in which the applicable fund is permitted to invest in its prospectus. **Per Rule 10f-3, mutual fund purchases of fixed income and equity securities, aggregated with purchases by any other investment company advised by the investment company's investment advisor, and any purchases by another account with respect to which the investment adviser has investment discretion, are limited to 25% of the offering.**

LOB Asset Management Unit (Print): Standish Mellon Asset Management

LOB Portfolio Manager Name (Print) David Leduc Signature [signature] Date 10/11/13

LOB CIO/COO Name (Print) David Horsfall Signature [signature] Date 10/15/13

Chief Compliance Officer Name (Print) Julia Braithwaite Signature [signature] Date 10/11/13

Notes:
If the transaction pertains to an advised or sub-advised mutual fund, this for must be submitted to the applicable mutual fund CCO
If transaction pertains to an account governed by ERISA, please complete the appropriate ERISA checklist as stated in the Policy for Purchases of Debt & Equity Securities Underwritten by an Affiliate.

- **Exhibit C, ERISA checklist per DOL PTE 75-1**
- **Exhibit D, ERISA checklist per DOL PTE 2009-13 Parts I and II**

This form and ERISA checklists, if applicable, must be completed and submitted to the appropriate Compliance Manager:

- Mary Lomasney for transactions generated by employees of investment subsidiaries for dual-officer managed bank commingled funds
- Katherine Cain for transactions generated by the Wealth Management Sector

Last update: 6/30/10